CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services" and "General Information - Counsel and Auditors" and to the use of our report dated December 27, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A NO. 33-3706) of DLJ Winthrop Focus Funds.


                                                           ERNST & YOUNG LLP

New York, New York
February 25, 2000